PROFIRE ENERGY, INC. RESTRICTED STOCK AWARD AG REEMENT This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made this ____ day of ____________, 20___, by and between Profire Energy, Inc., a Nevada corporation (the "Company") and________, an individual resident of __________, ______("Participant "). 1. Award. The Company hereby grants to Participant a restricted stock award of _________________shares (the "Shares") of Common Stock, par value $0.00 l per share, of the Company according to the terms and conditions set forth herein and in the Profire Energy , Inc. [2014/20 23] Equity Incentive Plan (the "Plan"). The Shares are Restricted Stock granted as contemplated by Section 6.8 of the Plan. A copy of the Plan will be furnished upon request of Participant. 2. Vesting. Except as otherwise provided in this Agreement, the Shares shall vest in accordance with the following schedule: On or after each of the followin g dates Number of Shares Vested 3. Restriction s on Transfer. Until the Shares vest pursuant to Section 2 or Section 4 hereof, none of the Shares may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares. 4. Forfeiture; Earl y Vesting. If Participant ceases to perform services for the Company, whether or not terminated for cause, prior to vesting of the Shares pursuant to Section 2 or Section 4 hereof, all of Participant 's rights to all of the unvested Shares shall be immediately and irrevocably forfeited, except that (i) if Participant ceases to perform services for the Company by reason of Disability (as defined below) prior to the vesting of Shares under Section 2 or Section 4 hereof or (ii) if Participant ceases to perform services for the Company by reason of death prior to the vesting of Shares under Section 2 or Section 4 hereof, all Shares granted hereunder shall vest as of such termination of service. Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive dividends declared on the Shares. For purposes of this Agreement, "Disability" shall mean the failure to return to work as the result of a permanent long-term disability that render s Participant incapable of performing his or her duties as determine d according to the provisions of the Company 's long-term disability insurance program that is applicable to Participant.

2 5. Miscellaneous. (a). Legends; Certificates. Participant agrees that each certificate representing unvested Shares will bear any legend required by law and a legend reading substantially as follows: The securities represented by this certificate are subject to the prov isions of a Restricted Stock Award Agreement dated as of ______________. None of the securities represented by this certificate may be pledged , alienated, attached or otherwise encumbered , and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary , by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares. Participant agrees that the Company shall hold any certificate representing unvested Shares in escrow until such time such Shares are vested . (b). Subject to Plan. This Award is subject to the te1ms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Award is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect. A copy of the Plan will be furnished upon request of the Participant. (c). No Right to Continued Service. This Agreement shall not confer on the Participant any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time . (d). Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement , shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Nevada . (e). Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceabl e in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement , such provision shall be stricken as to such jurisdiction or the Agreement , and the remainder of the Agreement shall remain in full force and effect. (f). No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person. (g). Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way

3 material or relevant to the construction or interpretation of the Agreement or any provision thereof. IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph . PROFIRE ENERGY, INC. _____________________________________ Chief Executive Officer PARTICIPANT ______________________________________ Print Name: